UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2004

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Douglas Drive, Sanford, North Carolina	27330-1410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On February 9, 2004, The Pantry, Inc. issued a press release announcing its intent to issue approximately $225.0 million principal amount of senior subordinated notes, subject to market and other conditions, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 9, 2004, The Pantry, Inc. issued a press release announcing its plan to refinance its existing senior credit facilities. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 9, 2004.

99.2	Press Release, dated February 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

Date: February 9, 2004	/s/ DANIEL J. KELLY

Daniel J. Kelly Vice President, Finance, Chief Financial Officer and Assistant Secretary (Authorized Officer and Principal Financial Officer)